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                                              Airgas, Inc.
                                              259 N. Radnor-Chester Road
                                              Suite 100
                                              Radnor, PA 19087-5283
AIRGAS NEWS RELEASE                           www.airgas.com
________________________________________________________________________

Exhibit 99.1

Investor Contact:                              Media Contact:
_________________                              ______________
Melissa Nigro (610) 902-6206         James Ely (610) 902-6010
melissa.nigro@airgas.com                   jim.ely@airgas.com

FOR RELEASE:        IMMEDIATELY

   AIRGAS ANNOUNCES $3 BILLION SALES GOAL FOR FISCAL 2008

RADNOR, PA - NOVEMBER 11, 2004 -- Airgas, Inc. (NYSE: ARG) Chairman and Chief Executive Officer Peter McCausland today is announcing at the Company's annual analyst meeting in Tampa that Airgas has set fiscal year 2008 targets of $3 billion sales, 10-11% operating margins and 11-12% return on capital. The company also expects to pass key milestones of $250 million after-tax cash flow and $140 million free cash flow in fiscal year 2006, as well as $400 million EBITDA in fiscal year 2007.

"In fiscal 2001, our sales and operating margin were $1.6 billion and 7.2%, respectively," commented McCausland. "This year, we expect to report sales of $2.3 billion with an
operating margin of 9%.   We delivered these results in a
very weak industrial market. Today, the business outlook is very good, and we have many acquisition opportunities." McCausland added, "We completed two industry-transforming acquisitions in the last two and a half years and have emerged as the clear leader in the $9 billion U.S. packaged gas and welding hardgoods market. We are focused on the future and will pursue our goals by following a consistent strategic direction."

President and Chief Operating Officer Glenn Fischer commented that the integration of the BOC business is progressing smoothly. He also commented on an improving pricing environment and sales momentum in strategic growth platforms of bulk, medical and specialty gases, safety products and strategic accounts.

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Senior Vice President and Chief Financial Officer Roger
Millay outlined financial expectations including:

     o FY05 diluted earnings per share of $1.19 to $1.27, including BOC integration/restructuring costs of $0.05 per share
     o FY06 BOC EPS accretion of $0.08-$0.10, including modest integration/restructuring costs
     o BOC business to be at a "full integration" run-rate of 14-15% EBITDA margin by mid-FY06

Millay also commented on the Company's commitment to strong controllership and enhancing its financial profile through a strong free cash business model and multiple earnings levers.

The presentation materials and the reconciliations for the non-GAAP financial measures presented are available on the Internet at http://www.shareholder.com/arg/slides.cfm

ABOUT AIRGAS, INC.

Airgas, Inc. is the largest distributor of industrial, medical and specialty gases and welding equipment and one of the largest distributors of safety supplies in the United States. Its integrated network of about 900 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information on Airgas, please visit www.airgas.com.

FORWARD-LOOKING STATEMENTS

This press release may contain statements that are forward looking, as that term is defined by the Private
Securities Litigation Reform Act of 1995 or by the
Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: the Company's targets for fiscal 2008 sales of $3 billion, operating margins of 10-11% , and 11-12% return on capital;
anticipated milestones of after-tax cash flow of $250
million and $140 million free cash flow in fiscal 2006 and $400 million EBITDA in fiscal 2007; the Company's expectations of fiscal 2005 sales of $2.3 billion,

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operating margin of 9% and diluted earnings per share of
$1.19 to $1.27; the outlook for business conditions, improving pricing and sales momentum; acquisition opportunities; the expectation that the BOC business will be integrated by mid-FY06 with earnings accretion of $0.08 to $0.10 per share and an EBITDA margin run-rate of 14%-15%; and the Company's commitment to strong controllership and enhancement of its financial profile.
The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the success of the Company's ability to grow sales and market share; the cost of integrating the BOC business into the Company's operations; the successful integration of the BOC business; an economic downturn; increased industry competition; adverse changes in customer buying patterns;
significant fluctuations in interest rates; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including Form 10-K dated March 31, 2004 and
Forms 10-Q dated June 30, 2004 and September 30, 2004 filed by the Company with the Securities and Exchange
Commission.
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